EX-23(c)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 18, 2004 (except for Note 10, as to which the date is December 20, 2004), with respect to the consolidated financial statements and schedule of the TIAA Real Estate Account of Teachers Insurance and Annuity Association of America, included in the Registration Statement (Form S-1) and related Prospectus of the TIAA Real Estate Account dated December 21, 2004.

/s/ Ernst & Young LLP

New York, New York
December 21, 2004

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 21, 2004, with respect to the statutory-basis financial statements of Teachers Insurance and Annuity Association of America (“TIAA”), included in the Registration Statement (Form S-1) of the TIAA Real Estate Account dated December 21, 2004. Such report expresses our opinion that TIAA’s statutory-basis financial statements present fairly, in all material respects, the financial position of TIAA at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting practices prescribed or permitted by the New York State Insurance Department. Such report also expresses our opinion that TIAA’s statutory-basis financial statements do not present fairly, in conformity with accounting principles generally accepted in the United States, the financial position of TIAA at December 31, 2003 and 2002, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2003.

/s/ Ernst & Young LLP

New York, New York
December 21, 2004